Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
China Century Dragon Media, Inc.

We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated May 14, 2010 related to the consolidated financial statements of China Century Dragon Media, Inc. and Subsidiaries and of the condensed Parent Only financial statements of China Century Dragon Media, Inc. for the years ended December 31, 2009 and 2008.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ MALONEBAILEY, LLP
www.malone-bailey.com
Houston, Texas

May 14, 2010